Exhibit 99.9

Atlantic Capital
IMPORTANT SPECIAL MEETING INFORMATION 000004
ENDORSEMENT LINE            SACKPACK
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X
Special Meeting Proxy Card
PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ON PROPOSALS 1 and 2. For Against Abstain
1. Approval of the Agreement and Plan of Merger, dated March 25, 2015, by and between Atlantic Capital Bancshares, Inc. and First Security Group, Inc. (“First Security”) (as amended on June 8, 2015, the “merger agreement”) pursuant to which First Security will merge with and into Atlantic Capital (the “merger”) with Atlantic Capital as the surviving corporation, and the transactions contemplated by the merger agreement. +
2. Adjournment of the Special Meeting of Shareholders.
B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian, or corporate officer, give full title. If more than one trustee, all should sign.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +
1UPX 2456921 024WBB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
REVOCABLE PROXY — ATLANTIC CAPITAL BANCSHARES, INC. + SPECIAL MEETING OF SHAREHOLDERS — [DATE]
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned shareholder hereby appoints Douglas L. Williams and Carol H. Tiarsmith, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, a Special Meeting of Shareholders of Atlantic Capital Bancshares, Inc., to be held at [•] on [•], Atlanta time, and at any adjournments or postponements thereof, as directed on this proxy voting card with respect to the matters set forth on this proxy card, and with discretionary authority on all other matters that properly come before the meeting, all as more fully described in the Proxy Statement/Prospectus received by the undersigned shareholder.
UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ON PROPOSALS 1 and 2.
PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE
C Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.